EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of Entravision Communications Corporation (the “Company”), hereby certify, to the best of my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN F. DELORENZO
John F. DeLorenzo Chief Financial Officer

February 14, 2003